As filed with the Securities and Exchange Commission on November 15, 1996

                       Registration No. 33-

          SECURITIES AND EXCHANGE COMMISSION
                Washington, DC  20549


                REGISTRATION STATEMENT
                     ON FORM S-8
           UNDER THE SECURITIES ACT OF 1933


                AMTRUST CAPITAL CORP.
   (Exact name of registrant as specified in its
                      charter)


Delaware                         35-1940250
(State or other jurisdiction of  (I.R.S. Employer
incoration or organization)      Identification No.)

20 West Fifth Street, Peru, Indiana          46970
(Address of principal executive offices)  (Zip Code)

                AMTRUST CAPITAL CORP.
         1995 STOCK OPTION AND INCENTIVE PLAN
               (Full title of the plan)

                  Gary A. Lax, P.C.
           Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
                    Suite 700 East
              1100 New York Avenue, N.W.
              Washington, DC  20005-3934
       (Name and address of agent for service)

                    (202) 414-6100
 (Telephone number, including area code, of agent for service)


           CALCULATION OF REGISTRATION FEE

                        Proposed      Proposed
 Title of               maximum       maximum
securities    Amount    offering      agregate     Amount of
    be        to be      price        offering   registration
registered  registered per share        price         fee

Common
Stock, par
value $.01    58,006
per share     shares    $10.50(2)   $604,263.50(2)    $184.00(2)


(1) Pursuant to Rule 416 under the Securities Act of
1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee.
48,407 shares are being registered based upon the exercise price of $10.50 per share ($508,273.50 in the aggregate) and the remaining 9,599 shares being registered hereby are being registered based upon the average of the high and low sales price of the Common Stock on the Nasdaq SmallCap Market of $10.00 per share on November 11, 1996 ($95,990 in the aggregate).

                        PART I

 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the AmTrust Capital Corp.
1995 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                       PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by
Reference.

         The following documents previously or
concurrently filed by AmTrust Capital Corp. (the
"Company") with the Commission are hereby incorporated by reference in this Registration
Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996
         (File No. 0-25484) filed pursuant to Rule
         13a-1 of the Securities Exchange Act of
         1934, as amended (the "Exchange Act");

(b)      all other reports filed by the Company
         pursuant to Section 12 or 15(d) of the
         Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on October 21, 1996;

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration
         Statement on Form 8-A (File No. 0-25484) filed with the Commission on February 2, 1995 and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the
Company with the Commission pursuant to Sections
13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents
(unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Jami
L. Cornish, Treasurer and Chief Financial Officer,
AmTrust Capital Corp., 20 West Fifth Street, Peru,
Indiana 46970, telephone number (317) 472-1991.

         All information appearing in this
Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Article ELEVENTH of the Company's
Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or
(iii) by the stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.




Item 8.  Exhibits.
                                     Reference to
Regulation                           Prior Filing or
S-B Exhibit                          Exhibit Number
Number           Document            Attached Hereto

  4   Instruments Defining the Rights of
      Security Holders, Including
      Indentures:

      Certificate of Incorporation of
      AmTrust Capital Corp.                     *

      Bylaws of AmTrust Capital Corp.           *

      Specimen form of common stock
      certificate of AmTrust Capital Corp.      *


      AmTrust Capital Corp. 1995 Stock
      Option and Incentive Plan, form of
      Incentive Stock Option Agreement
      and form of Non-Qualified Stock    Attached as
      Option Agreement                   Exhibit 4



  5   Opinion of Silver, Freedman &      Attached as
      Taff, L.L.P.                       Exhibit 5

 23   Consent of Experts and Counsel:

      Consent of Silver, Freedman &     Attached as
      Taff, L.L.P.                      Exhibit 23.1

      Consent of Geo. S. Olive &        Attached as
      Co., LLC                          Exhibit 23.2


 24   Power of Attorney                 Contained on
                                      Signature Page

*      Filed as exhibits to the Registrant's
       Registration Statement on Form S-1 (File No.
       33-87580) filed with the Commission on
       December 19, 1994 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.

Item 9.     Undertakings.

(a)    The undersigned Registrant hereby
undertakes:

       (1)  To file, during any period in which
            offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2)  That, for the purpose of determining
            any liability under the Securities Act
            of 1933, each such post-effective
            amendment shall be deemed to be a new
            registration statement relating to the
            securities offered therein, and the
            offering of such securities at that
            time shall be deemed to be the initial
            bona fide offering thereof.

       (3)  To remove from registration by means of
            a post-effective amendment any of the
            securities being registered which
            remain unsold at the termination of the
            offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section
       15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peru, Indiana on _____________________, 1996.


                           AMTRUST CAPITAL CORP.




                           By:  /s/ Bruce M. Borst
                                Bruce M. Borst, President,
                                Chief Executive Officer and
                                Director  (Duly Authorized
                                Representative)



       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Borst his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Kenneth L. Hasselkus        /s/ Bruce M. Borst
Kenneth L. Hasselkus, Chairman  Bruce M. Borst, President, Chief
of the Board                    Executive Officer and Director
                                (Principal Executive and Operating
                                Officer)

November 15, 1996               November 15, 1996


/s/ Dean H. Hartley             /s/ Roderic E. Daniels
Dean H. Hartley, Director       Roderic E. Daniels, Director

November 15, 1996               November 15, 1996


/s/ Thomas A. Kirk              /s/ Jami L. Cornish
Thomas A. Kirk, Director        Jami L. Cornish, Treasurer and
                                Chief Financial Officer (Principal
                                Financial and Accounting Officer)

November 15, 1996               November 15, 1996

          SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549










                       EXHIBITS


                          TO


          REGISTRATION STATEMENT ON FORM S-8



                        UNDER


              THE SECURITIES ACT OF 1933










                AMTRUST CAPITAL CORP.





                  EXHIBIT INDEX


                                   Reference to
Regulation                         Prior Filing or
S-B Exhibit                        Exhibit Number
Number           Document           Attached Hereto


      Certificate of Incorporation of
      AmTrust Capital Corp.                     *

      Bylaws of AmTrust Capital Corp.           *

      Specimen form of common stock
      certificate of AmTrust Capital Corp.      *

  4   AmTrust Capital Corp. 1995 Stock
      Option and Incentive Plan, form of
      Incentive Stock Option Agreement
      and form of Non-Qualified Stock
      Option Agreement                      Page ___

  5   Opinion of Silver, Freedman &
      Taff, L.L.P.                         Page ___

23.1  Consent of Silver, Freedman &
      Taff, L.L.P.                         Page ___

23.2  Consent of Geo. S. Olive &
      Co., LLC                             Page ___

 24   Power of Attorney                 Contained on
                                      Signature Page

*      Filed as exhibits to the Registrant's
       Registration Statement on Form S-1 (File No.
       33-87580) filed with the Commission on
       December 19, 1994 pursuant to Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.

EXHIBIT 4

                AMTRUST CAPITAL CORP.

         1995 STOCK OPTION AND INCENTIVE PLAN

        1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and em-ployees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock
Options.

   2. Definitions. The following definitions are applicable to the Plan:

   "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

   "Bank" - means AmericanTrust Federal Savings
Bank, and any successor entity.

   "Award" - means the grant of an Incentive Stock
Option, a Non-Qualified Stock Option, a Stock
Appreciation Right, a Limited Stock Appreciation
Right, or any combination thereof, as provided in the Plan.

   "Code" - means the Internal Revenue Code of
1986, as amended.

   "Committee" - means the Committee referred to in Section 3 hereof.

   "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive
Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director, continuous service shall plan mean availability to perform such functions as may be required of the Bank's advisory directors.

   "Corporation" - means AmTrust Capital Corp., a
Delaware corporation.

   "Disinterested Person" - means any member of the Board of Directors of the Corporation who is not being and within the prior year has not been granted any awards related to the Shares under this Plan or any other plan of the Corporation or any of its Affiliates except for awards which (i) are calculated in accordance with a formula as contemplated in paragraph (c)(2)(ii) of Rule 16b-3
("Rule 16b-3") under the Securities Exchange Act of
1934; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or, (iii) arise from an election by a director to receive all or part of his board fees in securities. No recipient of an award granted pursuant to Section 19 hereof shall be deemed not to be a Disinterested Person solely by reason of such grant.

   "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

   "ERISA" - means the Employee Retirement Income
Security Act of 1974, as amended.

   "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market
Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 12 hereof upon exercise of such Right.

   "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to
Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

   "Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

   "Market Value" - means the average of the high and low quoted sales price on the date in question
(or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite
Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange
Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers,
Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

   "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422(b) of the Code.

   "Option" - means an Incentive Stock Option or a
Non-Qualified Stock Option.

   "Participant" - means any officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director or advisory director of the Corporation who is granted an Award pursuant to Section 19 hereof.

   "Plan" - means the Stock Option and Incentive
Plan of the Corporation.

   "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

   "Right" - means a Limited Stock Appreciation
Right or a Stock Appreciation Right.

   "Shares" - means the shares of common stock of the Corporation.

   "Senior Officer" - means the Corporation's president, principal financial officer or principal accounting officer, any vice president of the Corporation in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Corporation. Officers of the Corporation's
Affiliates shall be deemed Senior Officers of the Corporation if they perform such policy-making functions for the Corporation.

   "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

   "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities
Exchange Act of 1934.

   3. Administration.  The Plan shall be
administered by a Committee consisting of two or more members, each of whom shall be a Disinterested
Person and each of whom shall be an "outside director," as set forth in Section 162(m) of the Code and defined in the regulations promulgated thereunder. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The
Committee may maintain, and update from time to time as appropriate, a list designating selected direc-tors as Disinterested Persons. The purpose of such list shall be to evidence the status of such indi-viduals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested
Person, regardless of whether identified as such on said list.

   A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

   4. Participation in Committee Awards.  The
Committee may select from time to time Participants in the Plan from those directors, advisory directors, officers and employees (other than Disinterested Persons), of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

   5. Shares Subject to Plan.  Subject to
adjustment by the operation of Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 10% of the total Shares issued in the Bank's conversion to the capital stock form. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.
Any award made pursuant to this Plan, which Award is subject to the requirements of Office of Thrift
Supervision Regulations, shall vest in five equal annual installments with the first installment vesting on the one year anniversary date of grant, except in the event of death or total or partial disability.

   In the event Office of Thrift Supervision
Regulations are amended (the "Amended Regulations") to permit shorter vesting periods, any Award made pursuant to this Plan, which Award is subject to the requirements of such Amended Regulations, may vest, at the sole discretion of the Committee, in accordance with such Amended Regulations.

   6. General Terms and Conditions of Options and
Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise
Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant. Notwithstanding the foregoing and subject to compliance with applicable
Office of Thrift Supervision Regulations, no individual shall be granted Awards with respect to more than 25% of the total Shares subject to the Plan in any calendar year.

   7. Exercise of Options or Rights.

(a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this
Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained
Continuous Service since the date of grant of such Option or Right. Cash settlements of Rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b-3(e) under the Securities Exchange Act of 1934 or any similar or successor provision.

(b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation.
Payment, if any is required, shall be made either
(i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such ap-propriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event af-ter the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous
Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

(d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three-month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder may, but only to the extent such Partici-pant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

   8. Incentive Stock Options.  Incentive Stock
Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock
Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted,
(ii) the Exercise Price of any Incentive Stock
Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such In-centive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock
Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value
(determined as of the time any Incentive Stock
Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

   9. Stock Appreciation Rights.  A Stock
Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation
Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or
Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market
Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation
Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock
Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related
Option is an Incentive Stock Option, the Related
Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were
Incentive Stock Options.  In the case of a Related
Option, such Related Option shall cease to be exer-cisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with re-spect to which the Related Option was exercised or terminated. Notwithstanding the foregoing, no Stock
Appreciation Right shall be exercisable by a director, Senior Officer or Ten Percent Beneficial
Owner of the Corporation within six months of the date of its grant.

   10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation
Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Ap-preciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock
Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock
Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock
Options. Subject to vesting requirements contained in 12 C.F.R. 563b.3(g)(4) or any successor regulation, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date, provided, however, that no Limited Stock
Appreciation Right shall be exercisable by a direc-tor, Senior Officer or Ten Percent Beneficial Owner within six months of the date of its grant.

   A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited
Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock
Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation
Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock
Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock
Appreciation Right, any Related Limited Stock Appre-ciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

   For the purposes of this Section 10, the term
"Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question.
The term "Offer Price per Share" as used in this
Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock
Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer
Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

   11. Adjustments Upon Changes in Capitalization.
In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

   12. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted at least six months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

   13. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock
Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

   14. Employee Rights Under the Plan.  No
director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be re-tained in the employ of the Corporation or any Affiliate.

   15. Delivery and Registration of Stock.  The
Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation.
It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminat-ing the necessity of such representation under such Securities Act or other securities legislation. The
Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

   This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

   16. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive
Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.

   17. Amendment or Termination.  The Board of
Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan (except pursuant to Section 11), (ii) materially increase the benefits accruing to Participants, (iii) materially change the requirements as to eligibility for participation in the Plan or (iv) change the class of persons eligible to participate in the Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

   18. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 19 hereof.

   19. Initial Grant. By, and simultaneously with, the approval of the Plan by the stockholders of the Corporation, each member of the Board of Directors of the Corporation who is not an Employee, is hereby granted a ten-year, Non-Qualified Stock
Option to purchase a number of shares equal to .5% of the shares issued in the conversion at an Exercise Price per share equal to the Market Value on the date of the grant, which shall be the date of stockholder approval of the Plan. In addition, each non-employee director of the Corporation elected after stockholder ratification of the Plan is hereby granted as of the date he or she is elected and qualified ("election date") a ten-year Non-Qualified
Stock Option to Purchase a number of shares equal to
 .5% of the shares issued in the conversion at the applicable Market Value on the election date, subject to availability. All options granted pursuant to this Section 19 shall vest in five equal annual installments with the first installment vesting on the one-year anniversary of the date of grant, subject to the Director maintaining
Continuous Service with the Company and its affiliates from the date of grant. Each such Option shall be evidenced by a Non-Qualified Stock Option
Agreement in a form approved by the Company and shall be subject in all respects to the terms and conditions of this Plan, which are controlling. All options granted pursuant to this Section 19 shall be rounded down to the nearest whole share to the extent necessary to ensure that no options to purchase stock representing fractional shares are granted.

   20. Notwithstanding anything else in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Securities Exchange
Act of 1934, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

                AMTRUST CAPITAL CORP.

         1995 STOCK OPTION AND INCENTIVE PLAN

           INCENTIVE STOCK OPTION AGREEMENT

ISO NO. ___

   This option is granted on October 23, 1995 (the
"Grant Date") by AmTrust Capital Corp. (the
"Corporation") to ______________________ (the
"Optionee"), in accordance with the following terms and conditions:

   1.  Option Grant and Exercise Period.  The
Corporation hereby grants to the Optionee an Option
(the "Option") to purchase, pursuant to the Corporation's 1995 Stock Option and Incentive Plan, as the same may be from time to time amended (the
"Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $______ per share. A copy of the Plan as currently in effect, is incorporated herein by reference and is attached hereto.

   This Option shall be exercisable only during the period (the "Exercise Period") commencing on October 23, 1996 and ending at 5:00 p.m., Peru,
Indiana time, on the date ten years after the Grant
Date, such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since the Grant Date. This option shall vest and become exercisable according to the following schedule:


                               Amount
                              of Initial
        Date of Vesting      Award Vested

        October 23, 1996         20%
        October 23, 1997         20%
        October 23, 1998         20%
        October 23, 1999         20%
        October 23, 2000         20%

During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement, and further subject to the condition that the aggregate Market Value (as defined in the Plan and as determined as of the Grant Date) of the Option Shares with respect to which Incentive Stock Options (as defined in the Plan) are exercisable for the first time by the Optionee in any calendar year shall not exceed One
Hundred Thousand Dollars ($100,000.00). To the extent that this Option, or any part thereof, does not qualify as an Incentive Stock Option for any reason, it shall become a Non-Qualified Stock Option under the Plan.

   2.  Method of Exercise of This Option.  This
Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made either
(i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or (ii) by delivering shares of Common
Stock already owned by the Optionee having a Market
Value (as defined in the Plan) equal to the Exercise
Price for the number of Option Shares to be purchased, or (iii) a combination of cash and such shares. Promptly after such payment, subject to
Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee
(or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

   3.  Delivery and Registration of Shares of
Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation un-der such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

   4.  Non-Transferability of This Option.  This
Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution.

   5.  Termination of Service or Death of the
Optionee. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he exercises this Option, has maintained
"Continuous Service" (as defined in the Plan) since the Grant Date.

   If the Optionee shall cease to maintain
Continuous Service for any reason (excluding death and termination of employment by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. If the Optionee shall cease to maintain Continuous
Service because of termination of employment by the Corporation or Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

   In the event of the death of the Optionee while in Continuous Service of the Corporation or during the three-month period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than ten years from the Grant Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution the amount by which the Market Value
(as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan. If the Optionee shall cease to maintain Continuous Service due to death or disability, this Option shall become exercisable in full upon the happening of such event and remain exercisable (i) in the event of death for the one-year period described above or (ii) in the event of disability for a three-month period following such person's termination of service, but in no event shall such Option be exercisable later than ten years from the Grant Date.

   6. Notice of Sale. The Optionee or any person to whom the Option or the Option Shares shall have been transferred by will or by the laws of descent and distribution promptly shall give notice to the Corporation in the event of the sale or other dis-position of Option Shares within the later of (i) two years from the Grant Date or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 11 below.

   7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

   8.  Effect of Merger.  In the event of any
merger, consolidation or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation
(except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.
Notwithstanding the foregoing, nothing in this
section 8 shall be construed as permitting accelerated vesting of this option, in whole or in part, to the extent it was not exercisable upon the occurrence of a merger, consolidation or combination of the corporation described above.

   9.  Stockholder Rights Not Granted by This
Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

   10.  Withholding Tax.  Upon the exercise of
this Option, the Corporation shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

   11.  Notices.  All notices hereunder to the
Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 20
West Fifth Street, Peru, Indiana 46970. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

   12.  Plan and Plan Interpretations as
Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

   13. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

   14. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 11 above. In signing this Agreement, the Optionee acknowledges that the Option Shares may not be sold or otherwise transferred by the Optionee for at least six months from the Grant Date without creating an obligation under Section 16 of the Securities Act of 1934, as amended, to pay to the Corporation the profit on any such transaction.

IN WITNESS WHEREOF, the parties hereto have caused this INCENTIVE STOCK OPTION AGREEMENT to be executed as of the date first above written.

                            AMTRUST CAPITAL CORP.





                       By:
                            Bruce M. Borst, President and
                            Chief Executive Officer


                            ACCEPTED:









                            (Street Address)




                            (City, State and Zip Code)

                AMTRUST CAPITAL CORP.

         1995 STOCK OPTION AND INCENTIVE PLAN

         NON-QUALIFIED STOCK OPTION AGREEMENT


NQSO NO. ___

   This option is granted on October 23, 1995 (the
"Grant Date") by AmTrust Capital Corp. (the
"Corporation") to ______________________ (the
"Optionee"), in accordance with the following terms and conditions:

   1.  Option Grant and Exercise Period.  The
Corporation hereby grants to the Optionee an Option
(the "Option") to purchase pursuant to the 1995
Stock Option and Incentive Plan, as the same may from time to time be amended (the "Plan") and upon the terms and conditions therein and hereinafter set forth, an aggregate of _______ shares (the "Option
Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $_______ per share.
A copy of the Plan as currently in effect, is incorporated herein by reference and is attached hereto.

   This Option shall be exercisable only during the period (the "Exercise Period") commencing from October 23, 1996 and ending at 5:00 p.m., Peru,
Indiana time, on the date ten years after the Grant
Date, such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since Grant Date. This option shall vest and become exercisable according to the following schedule:

20% on the initial Option award amount on  October 23, 1996
20% on the initial Option award amount on  October 23, 1997
20% on the initial Option award amount on  October 23, 1998
20% on the initial Option award amount on  October 23, 1999
20% on the initial Option award amount on  October 23, 2000

During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

   2.  Method of Exercise of This Option.  This
Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 10 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or (ii) by delivering shares of Common Stock already owned by the Optionee having a Market Value (as defined in the Plan) equal to the Exercise Price for the number of Option Shares to be purchased, or (iii) a combination of cash and such shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common
Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

   3.  Delivery and Registration of Shares of
Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

   4.  Non-Transferability of This Option.  This
Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan.

   5.  Termination of Service or Death of the
Optionee. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he exercises this Option, has maintained
"Continuous Service" (as defined in the Plan) since the Grant Date.

   If the Optionee shall cease to maintain
Continuous Service for any reason (excluding death and termination of employment by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. If the Optionee shall cease to maintain Continuous
Service because of termination of employment by the Corporation or an Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

   In the event of the death of the Optionee while in Continuous Service of the Corporation or during the three-month period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution, or (pursuant to a qualified domestic relations order, as described in the Plan), may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than ten years from the Grant
Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution or (pursuant to a qualified domestic relations order, as described in the Plan), the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise
Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan. If the Optionee shall cease to maintain
Continuous Service due to death or disability, this Option shall become exercisable in full upon the happening of such event and remain exercisable (i) in the event of death for the one-year period described above or (ii) in the event of disability for a three-month period following such person's termination of service, but in no event shall such Option be exercisable later than ten years from the Grant Date.

   6.  Effect of Merger.  In the event of any
merger, consolidation or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation
(except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

   7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

   8.  Stockholder Rights Not Granted by This
Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

   9.  Withholding Tax.  Where the Optionee or
another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

   10.  Notices.  All notices hereunder to the
Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 20
West Fifth Street, Peru, Indiana 46970. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Optionee, as the case may be.

   11.  Plan and Plan Interpretations as
Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

   12. Optionee Service. Nothing in this Option shall limit the rights of the Corporation or any of its Affiliates to terminate the Optionee's service as a director or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

   13. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 10 above. In signing this Agreement, the Optionee acknowledges that the Option Shares may not be sold or otherwise transferred by the Optionee for at least six months from the Grant Date without creating an obligation under Section 16 of the Securities Act of 1934, as amended, to pay to the Corporation any profit on any such transaction.

IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first above written.

                            AMTRUST CAPITAL CORP.




                       By:
                            Bruce M. Borst, President and
                            Chief Executive Officer


                            ACCEPTED:








                            (Street Address)



                            (City, State and Zip
Code)

EXHIBIT 5

     [SILVER, FREEDMAN & TAFF, L.L.P. LETTERHEAD]









                  November 12, 1996




Board of Directors
AmTrust Capital Corp.
20 West Fifth Street
Peru, Indiana  46970

Members of the Board:

           We have acted as counsel to AmTrust Capital Corp. (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 58,006 shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to the 1995 Stock Option and Incentive Plan of the Corporation (the "Plan").

           In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plan and agreements thereto, the Corporation's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

           Based upon the foregoing, it is our opinion that:

1. The shares of Common Stock being so registered have been duly authorized.

2. The shares of Common Stock to be offered by the Corporation will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

                                     Very truly yours,


                                     /s/ Silver, Freedman & Taff, L.L.P.
                                     SILVER, FREEDMAN & TAFF, L.L.P.

EXHIBIT 23.1

          [SILVER, FREEDMAN & TAFF, L.L.P.]








                  November 12, 1996




Board of Directors
AmTrust Capital Corp.
20 West Fifth Street
Peru, Indiana  46970

Members of the Board:

           We hereby consent to the inclusion of our opinion as
Exhibit 5 of this Registration Statement and the reference to our firm in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     /s/ Silver, Freedman & Taff, L.L.P.
                                     SILVER, FREEDMAN & TAFF, L.L.P.

EXHIBIT 23.2

                     [LETTERHEAD OF GEO. S. OLIVE & CO., LLC]







           We consent to the incorporation by reference in this Registration Statement on Form S-8 of AmTrust Capital Corp. (the
"Company") of our report dated August 1, 1996 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-KSB for the three years ended June 30, 1996 filed pursuant to the Securities Exchange Act of 1934.





GEO. S. OLIVE & CO., LLC


Indianapolis, Indiana
November 11, 1996